                                                                     Exhibit 4.7

                             HELLER FINANCIAL, INC.


                                      and


                      STATE STREET BANK AND TRUST COMPANY


                                   as Trustee

                           _________________________


                     Subordinated Deferrable Notes due 2006

                           _________________________

                     FORM OF SECOND SUPPLEMENTAL INDENTURE



                           _________________________


                          Dated as of __________, 2001

          SECOND SUPPLEMENTAL INDENTURE, dated as of __________, 2001 (this "Second Supplemental Indenture"), between HELLER FINANCIAL, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, as Trustee (the "Trustee") under the Indenture referred to below.

                                  WITNESSETH:

          WHEREAS, the Company and the Trustee, as the successor trustee to Shawmut Bank Connecticut, N.A., have entered into an Indenture, dated as of September 1, 1995, in respect of subordinated securities, as amended by a First Supplemental Indenture dated as of October 13, 1995 (as so amended, the "Indenture") pursuant to which the Company, from time to time, may issue subordinated securities (the "Securities"), the form and terms of which are to be established as set forth in Section 3.01 of the Indenture; and

          WHEREAS, Section 11.01(d) of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Section 3.01 of the Indenture; and

          WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of up to $___________ to be designated the "Subordinated Deferrable Notes due 2006" (the "Subordinated Notes"), and all action on the part of the Company necessary to authorize the issuance of the Subordinated Notes under the Indenture and this Second Supplemental Indenture has been duly taken; and

          WHEREAS, all acts and things necessary to make the Subordinated Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Indenture and this Second Supplemental Indenture, the valid and binding obligations of the Company, and to make this Second Supplemental Indenture the valid and binding supplemental indenture and agreement of the Company according to its terms, have been done and performed; and

          WHEREAS, HFI Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public up to $___________ in aggregate liquidation amount of its Trust Preferred Securities (the "Preferred Securities") and, in connection therewith, the Company has agreed to purchase up to $___________ in value of the aggregate liquidation amount of the Trust's common securities (the "Common Securities" and together with the Preferred Securities, the "Trust Securities"), each representing an undivided beneficial interest in the assets of the Trust, and the Trust proposes to invest the proceeds from such offerings in up to $___________ in aggregate principal amount of the Subordinated Notes;

          In consideration of the above statements, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree that all the Subordinated Notes are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in such trust, for the benefit of those who shall hold the Subordinated Notes, or any of them, as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1 Definition of Terms. Unless the context otherwise requires:

                  (a) any term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

                  (b) any term not defined herein that is defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

                  (c) any term not defined herein or in the Indenture that is defined in the Amended and Restated Declaration of Trust of the Trust, dated _________, 2001 (the "Declaration"), has the same meaning when used in this Second Supplemental Indenture.

                                  ARTICLE II
                  TERMS AND ISSUANCE OF THE SUBORDINATED NOTES

          Section 2.1 Issue of Subordinated Notes. A series of Securities which shall be designated the "Subordinated Deferrable Notes due 2006" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this Second Supplemental Indenture (including the forms of Subordinated Note set forth as Exhibits A and B hereto). The aggregate principal amount of Subordinated Notes of the series created hereby which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of the Indenture, exceed $___________. The Subordinated Notes shall be initially issued in certificated form to the Trust (the "Initial Subordinated Notes") and shall be substantially in the Form of Exhibit B hereto. The terms of such Subordinated Notes are herein incorporated by reference and made part of this Second Supplemental Indenture.

          Section 2.2 Maturity. Unless a Tax Event Redemption occurs, the entire principal amount of the Subordinated Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on _________, 2006 (the "Maturity Date").

          Section 2.3 Global Subordinated Notes. In the event of an involuntary or voluntary liquidation and dissolution of the Trust:

                  (a) if the Preferred Securities are held in book-entry form, the Initial Subordinated Notes may be presented to the Trustee by the Property Trustee in exchange for a Global Security in the form of Exhibit A in an aggregate principal amount equal to all Outstanding Subordinated Notes (a "Global Subordinated Note"). The Depositary for the Global Subordinated Note will be The Depository Trust Company. The Global Subordinated Note will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Property Trustee. The Company upon any such presentation shall execute a Global Subordinated Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. Payments on the Subordinated Notes issued as a Global Subordinated Note will be made to the Depositary or its nominee.

                  (b) if any Preferred Securities are held in non book-entry certificated form ("Non-Book-Entry Preferred Securities"), the Initial Subordinated Notes may be presented to the Trustee by the Property Trustee, and such Non Book-Entry Preferred Securities will be deemed to represent beneficial interests in Subordinated Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Preferred Securities until the Preferred Security Certificates representing such Non-Book-Entry Preferred Securities are presented to the Security Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Subordinated Note registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. On issue of such Subordinated Notes, Subordinated Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

          Section 2.4 Interest. (a) Each Subordinated Note will bear interest at the rate of ____% per annum from __________, 2001 until the Purchase Contract Settlement Date, and at the Reset Rate thereafter, payable quarterly in arrears on __________, __________, ___________ and ____________ of each year, commencing
__________, 2001 (the "Interest Payment Dates").

                  (b) The record dates for the payment of interest on the Subordinated Notes on any Interest Payment Date, shall be (i) as long as the Subordinated Notes are represented by a Global Subordinated Note or the Initial Subordinated Notes, the Business Day preceding each Interest Payment Date or
(ii) if the Subordinated Notes are issued pursuant to Section 2.3(b) above, the fifteenth Business Day prior to each Interest Payment Date.

                  (c) The interest rate on the Subordinated Notes outstanding on and after the Remarketing Date will be reset to the Reset Rate. The Reset Rate will equal the rate per annum that results from the Remarketing, provided that if a Failed Remarketing occurs, the Reset Rate will equal the sum of (i) the Two-Year Benchmark Treasury Rate and (ii) the Applicable Spread; provided however, that if the Two-Year Benchmark Treasury Rate is not displayed in the Telerate system, the Reset Rate will be calculated by the Remarketing Agent as provided in the Declaration.

                  (d) The amount of interest payable on the Subordinated Notes for any period will be computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

          Section 2.5 Redemption. (a) If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Subordinated Notes, redeem the Subordinated Notes in whole (but not in part) within 90 days following the occurrence of such Tax Event, at a price equal to, for each Subordinated Note, the Redemption Amount, plus any accrued and unpaid interest. The aggregate Redemption Amount, plus any accrued and unpaid interest, shall be paid prior to 12:00 noon, New York City time, on the date of redemption (the "Tax Event Redemption Date") or such earlier time as the Company determines, provided that the Company shall have deposited with the Trustee an amount sufficient to pay the aggregate Redemption Amount, plus any accrued and unpaid interest, by 10:00 a.m. on the Tax Event Redemption Date. The Company shall appoint a Quotation Agent in connection with a Tax Event Redemption. Such redemption shall otherwise be in accordance with the provisions of Article IV of the Indenture.

                  (b) Except as provided in Section 2.5(a), the Company will have no right to redeem the Subordinated Notes.

                  (c) The Subordinated Notes will not be subject to a sinking fund provision.

                  (d) The Company will have no right to satisfy and discharge any of its obligations on the Subordinated Notes by making, or causing to be made, any deposit of cash or Government Obligations provided for by Subsection
(1)(B) of Section 6.01 of the Indenture.

          Section 2.6 Events of Default. So long as the Subordinated Notes are held by the Trust, it shall be an Event of Default with respect to the Subordinated Notes if the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence except in connection with (i) the distribution of the Subordinated Notes held by the Trust to the holders of the Preferred Securities and Common Securities in liquidation of their interests in the Trust; (ii) the redemption of all of the outstanding Preferred Securities and Common Securities or (iii) a consolidation, conversion, amalgamation, merger or other transaction involving the Trust that is permitted under Section 3.15 of the Declaration.

          Section 2.7 Paying Agent; Securities Registrar. If the Subordinated Notes are issued in certificated form, the Paying Agent and the Securities Registrar for the Subordinated Notes shall be the Property Trustee.

          Section 2.8 Extension of Interest Payment Period. The Company shall have the right at any time and from time to time, so long as no Event of Default with respect to the Subordinated Notes has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Subordinated Notes for a period not exceeding 20 consecutive quarters or extending beyond ________, 2006 (an "Extension Period"), during which Extension Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 2.8, will bear interest thereon at the rate of ____% per annum until _______, 2004, and at the Reset Rate thereafter, compounded quarterly for each quarter of such Extension Period ("Compounded Interest"). At the end of such Extension Period, the Company shall pay all interest accrued and unpaid on the Subordinated Notes and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Subordinated Notes in whose names the Subordinated Notes are registered in the Securities Register on the first record date after the end of the Extension Period. Prior to the expiration of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond __________, 2006. Upon termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, provided that such Extension Period, together with all extensions thereof, may not exceed 20 consecutive quarters or extend beyond _____, 2006. No interest shall be due and payable during an Extension Period except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then-elapsed portion of an Extension Period.

         Section 2.9 Notice of Extension. The Company shall give written notice to the Trustee of its election of any Extension Period (or any further extension thereof) at least five Business Days before the earlier of (i) the date on which interest on the Subordinated Notes would have been payable except for the election to begin or extend the Extension Period (whether or not an Interest Payment Date), (ii) the record date therefor, or (iii) the date the Trustee is required to give notice to any securities exchange or to Holders of Subordinated Notes of such date on which interest on Subordinated Notes would have been payable or of the record date therefor.

          Section 2.10 Place of Payment. The Place of Payment will be initially the principal corporate trust office of the Trustee which, at the date hereof, is located at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103,
Attention: Corporate Trust Administration Department.

                                  ARTICLE III
                                    EXPENSES

         Section 3.1 Payment of Expenses. In connection with the offering, sale and issuance of the Subordinated Notes to the Trust in connection with the sale of the Preferred Securities and Common Securities by the Trust, the Company will:

                  (a) pay for all costs and expenses relating to the offering, sale and issuance of the Subordinated Notes, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 8.07 of the Indenture; and

                  (b) pay for all costs and expenses of the Trust, including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities; the fees and expenses of the Property Trustee (including, without limitation, those incurred in connection with the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities), the Delaware Trustee and the Regular Trustees; the costs and expenses relating to the operation of the Trust (including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses); and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets;

                  (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

                  (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets), and all liabilities, costs and expenses with respect to such taxes, of the Trust.

                                  ARTICLE IV
                                   COVENANTS

          Section 4.1 Covenants during an Extension Period or in the Event of an Event of Default. During an Extension Period or if an Event of Default with respect to the Subordinated Notes occurs and is continuing, then the Company shall not:

                  (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

                  (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank on a parity with, or junior in right of payment to, the Subordinated Notes or make any guarantee payments with respect to any guarantee by the Company of the debt of any subsidiary of the Company if such guarantee ranks on parity with, or junior in right of payment to, the Subordinated Notes.

Notwithstanding the foregoing, the Company may (i) purchase or acquire capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such Extension Period or on the date of such Event of Default, as the case may be, requiring the Company to purchase capital stock of the Company, (ii) reclassify, exchange or convert one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) purchase fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) declare dividends or distributions in capital stock of the Company, (v) redeem or repurchase any rights pursuant to a rights agreement or (vi) make payments under the Guarantee.

          Section 4.2 Additional Covenants Relating to the Trust. As long as the Preferred Securities remain outstanding, the Company will:

                  (a) maintain, directly or indirectly, 100% ownership of the Common Securities;

                  (b) cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the Declaration;

                  (c) use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" required to be registered under the Investment Company Act of 1940;

                  (d) not take any action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and

                  (e) pay all of the debts and obligations of the Trust (other than with respect to the securities issued by the Trust) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee, the Delaware Trustee and the Regular Trustees and all costs and expenses relating to the operation of the Trust) and any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust after paying such expenses will be equal to the amounts the Trust would have received had no such debts, obligations, costs, expenses, taxes, duties, assessments or governmental charges been incurred by or imposed on the Trust.

                                   ARTICLE V
                      ORIGINAL ISSUE OF SUBORDINATED NOTES

          Section 5.1 Original Issue of Subordinated Notes. Subordinated Notes in an aggregate principal amount of up to $__________ may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Subordinated Notes upon receipt of a Company Order for authentication and delivery, without any further action by the Company.

                                  ARTICLE VI
                   RIGHTS OF HOLDERS OF PREFERRED SECURITIES

          Section 6.1 Preferred Security Holders' Rights. Notwithstanding
Section 7.07 of the Indenture, if the Property Trustee fails to enforce its rights under the Subordinated Notes after a holder of Preferred Securities has made a written request, the holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other Person.

          Section 6.2 Direct Action. Notwithstanding any other provision of the Indenture, for as long as any Preferred Securities remain outstanding, to the fullest extent permitted by law, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Notes on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a proceeding directly against the Company (a "Direct Action") to enforce payment to such holder of the principal or interest on Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder.

          Section 6.3 Payments Pursuant to Direct Actions. The Company will have the right to set off against its obligations to the Trust, as Holder of the Subordinated Notes, any payment made to a holder of Preferred Securities in connection with a Direct Action.

          Section 6.4 Modifications. So long as any Preferred Securities remain outstanding, (i) no amendment to this Indenture shall be made that adversely affects the holders of the Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a Majority in Liquidation Amount of the Preferred Securities then outstanding unless and until the principal of (and premium, if any, on) the Subordinated Notes and all accrued and unpaid interest thereon have been paid in full, and (ii) no amendment shall be made to this
Article VI of this Second Supplemental Indenture that would impair the rights of the holders of the Preferred Securities without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal of (and premium, if any, on) the Subordinated Notes and all accrued and unpaid interest thereon have been paid in full.

                                  ARTICLE VII
                                  REMARKETING

          Section 7.1 Effectiveness of this Article. Upon a distribution of the Subordinated Notes upon the liquidation and dissolution of the Trust which occurs prior to the Remarketing of the Preferred Securities pursuant to the Declaration, the Subordinated Notes shall be Remarketed in accordance with the Remarketing procedures of the Declaration where all references in the Remarketing procedures to (i) Preferred Securities shall be read as references to the Subordinated Notes, and (ii) the Property Trustee shall be read as references to the Indenture Trustee, unless the context requires otherwise. Until such a distribution, or if such distribution occurs after the Remarketing of the Preferred Securities pursuant to the Declaration, this Article VII will have no effect.

                                 ARTICLE VIII
                            ACCELERATION OF MATURITY

          Section 8.1 Automatic Acceleration. Notwithstanding Section 7.02 of the Indenture, if an Event of Default with respect to the Subordinated Notes specified in clause (e) or (f) of Section 7.01 of the Indenture occurs and is continuing, the principal of the Subordinated Notes shall become due and payable immediately, without any declaration, notice or other act on the part of the Trustee or any holder thereof.

                                  ARTICLE IX
                                 MISCELLANEOUS

          Section 9.1 Execution of Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and, as provided in the Indenture, this Second Supplemental Indenture forms a part thereof.

          Section 9.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          Section 9.3 Construction. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Unless otherwise indicated herein, a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture.

          Section 9.4 Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 9.5 Separability Clause. In case any provision in this Second Supplemental Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 9.6 Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or in the Subordinated Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

          Section 9.7 Governing Law. This Second Supplemental Indenture and each Subordinated Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested and have caused their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    HELLER FINANCIAL, INC.

[Seal]                              By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

Attest:


----------------------------


----------------, ----------
                                    STATE STREET BANK AND TRUST COMPANY, as
                                    Trustee

[Seal]                              By:
                                       ----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------
Attest:


----------------------------
Name:

Title:

STATE OF ILLINOIS     )
                      )  ss.:
COUNTY OF COOK        )

          On the ____ day of __________ 2001, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of Heller Financial, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                    -------------------------------------------
                                    Notary Public,
                                    State of Illinois

STATE OF             )
         --------
                     ) ss.:

COUNTY OF            )
         --------

          On the ____ day of ___________ 2001, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is __________ of State Street Bank and Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by like authority.



                                    -------------------------------------------
                                    Notary Public,
                                    State of Connecticut

                                                                       EXHIBIT A

                      [FORM OF FACE OF SUBORDINATED NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE OF THE DEPOSITARY TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                                            REGISTERED

                             HELLER FINANCIAL, INC.



                     SUBORDINATED DEFERRABLE NOTE DUE 2006

                                                                    $
                                                                     ___________

          HELLER FINANCIAL, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to herein), for value received, hereby promises to pay HFI Trust I, or registered assigns, the principal sum of $________________ (____________________ Dollars) on
____________, 2006, and to pay interest on said principal sum from __________, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on ___________, _____________, ____________ and ___________ of each year (an "Interest Payment Date") commencing ____________, 2001, at the rate of ___% per annum until ___________, 2004, and at the Reset Rate thereafter, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, to pay interest (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of ___% per annum until ___________, 2004, and at the Reset Rate thereafter, compounded quarterly. Any deferred interest shall accrue interest at the rate set forth in the Second Supplemental Indenture, dated as of __________, 2001 (the "Second Supplemental Indenture"), between the Company and State Street Bank and Trust Company, as Trustee. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to herein, be paid to the Holder in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the record date for such interest installment, which, shall be the close of business on the Business Day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such record date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee referred to on the reverse side hereof for the payment of such defaulted interest, notice whereof shall be given to the Holders of this Security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money mailed to the Holder's registered address or by wire transfer to a dollar account designated by the Holder.

          Interest on this Security is deferrable, at the election of the Company, in accordance with the terms of the Second Supplemental Indenture.

          This Security is, to the extent provided in the Indenture, unsecured and will rank in right of payment equally with all other Subordinated Debt of the Company, junior in right of payment to Senior Debt of the Company and senior in right of payment to Junior Subordinated Debt of the Company.

          Additional provisions of this Security are set forth on the reverse side hereof, and such provisions shall for all purposes have the same effect as though fully set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    HELLER FINANCIAL, INC.

Dated:                              By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    Attest:



                                    By:
                                       ----------------------------------------


                    (FORM OF CERTIFICATE OF AUTHENTICATION)


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated:                              STATE STREET BANK AND TRUST
                                    COMPANY, as Trustee



                                    By:
                                       ----------------------------------------
                                       Authorized Signatory

                     (FORM OF REVERSE OF SUBORDINATED NOTE)


                             HELLER FINANCIAL, INC.


                     SUBORDINATED DEFERRABLE NOTE DUE 2006

          This Subordinated Deferrable Note is one of a duly authorized series of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under the Indenture for Subordinated Securities, dated as of September 1, 1995 (herein, together with all indentures supplemental thereto, called the "Indenture"), between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank, Connecticut, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Security is not subject to any sinking fund, nor may this Security be redeemed at the option of the Company prior to the Maturity Date except upon the occurrence of a Tax Event as described below.

          The indebtedness of this Security will not be subject to defeasance pursuant to the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Securities, redeem the Securities in whole (but not in part) within 90 days following the occurrence of such Tax Event at the Redemption Amount, plus any accrued and unpaid interest. The Redemption Amount, plus any accrued and unpaid interest, shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities at the time of each series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary is at any time unwilling or unable to continue as Depositary for such series or no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, or, (y) the Company executes and delivers to the Trustee a Company Order providing that this Security shall be so exchangeable. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company to be maintained by the Trustee for that purpose in the Borough of Manhattan, the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto and by such other documents satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Securities Registrar initially appointed under the Indenture for the Securities is State Street Bank and Trust Company.

          The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $25 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in this Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof.

          This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                    TEN COM      - as tenants in common
                    TEN ENT      - as tenants by the entireties
                    JT TEN       - as joint tenants with right of survivorship
                                   and not as tenants in common

UNIF GIFT MIN ACT -

                              _________________    Custodian
                              _______________

                                       (Cust)
                                       (Minor)
Under Uniform Gifts to Minors Act
____________________________

Additional abbreviations may also be used though not in the above list.

_____________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________
      (Please Print or Typewrite Name and Address of Assignee)

the within instrument of HELLER FINANCIAL, INC. and does hereby irrevocably constitute and appoint
___________________________________________________________________  Attorney to
transfer said instrument on the books of the within-named corporation, with full power of substitution in the premises.

                                       Dated: __________________
                                       ___________________________

Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration by enlargement or any change whatever.

                                                                       EXHIBIT B

                      [FORM OF FACE OF SUBORDINATED NOTE]

REGISTERED                                                            REGISTERED

                             HELLER FINANCIAL, INC.



                     SUBORDINATED DEFERRABLE NOTE DUE 2006

                                                                    $
                                                                     -----------

          HELLER FINANCIAL, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to herein), for value received, hereby promises to pay HFI Trust I, or registered assigns, the principal sum of $________________ (____________________ Dollars) on
____________, 2006, and to pay interest on said principal sum from __________, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on ___________, _____________, ____________ and ___________ of each year (an "Interest Payment Date") commencing ____________, 2001, at the rate of ___% per annum until ___________, 2004, and at the Reset Rate thereafter, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, to pay interest (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of ___% per annum until ___________, 2004, and at the Reset Rate thereafter, compounded quarterly. Any deferred interest shall accrue interest at the rate set forth in the Second Supplemental Indenture, dated as of __________, 2001 (the "Second Supplemental Indenture"), between the Company and State Street Bank and Trust Company, as Trustee. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to herein, be paid to the Holder in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the record date for such interest installment, which, shall be the close of business on the Business Day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such record date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee referred to on the reverse side hereof for the payment of such defaulted interest, notice whereof shall be given to the Holders of this Security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money mailed to the Holder's registered address or by wire transfer to a dollar account designated by the Holder.

          Interest on this Security is deferrable, at the election of the Company, in accordance with the terms of the Second Supplemental Indenture.

          This Security is, to the extent provided in the Indenture, unsecured and will rank in right of payment equally with all other Subordinated Debt of the Company, junior in right of payment to Senior Debt of the Company and senior in right of payment to Junior Subordinated Debt of the Company.

          Additional provisions of this Security are set forth on the reverse side hereof, and such provisions shall for all purposes have the same effect as though fully set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    HELLER FINANCIAL, INC.

Dated:                              By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    Attest:



                                    By:
                                       ----------------------------------------


                    (FORM OF CERTIFICATE OF AUTHENTICATION)


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated:                              STATE STREET BANK AND TRUST
                                    COMPANY, as Trustee



                                    By:
                                       ----------------------------------------
                                       Authorized Signatory

                     (FORM OF REVERSE OF SUBORDINATED NOTE)


                             HELLER FINANCIAL, INC.


                     SUBORDINATED DEFERRABLE NOTE DUE 2006

          This Subordinated Deferrable Note is one of a duly authorized series of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under the Indenture for Subordinated Securities, dated as of September 1, 1995 (herein, together with all indentures supplemental thereto, called the "Indenture"), between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank, Connecticut, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Security is not subject to any sinking fund, nor may this Security be redeemed at the option of the Company prior to the Maturity Date except upon the occurrence of a Tax Event as described below.

          The indebtedness of this Security will not be subject to defeasance pursuant to the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Securities, redeem the Securities in whole (but not in part) within 90 days following the occurrence of such Tax Event at the Redemption Amount, plus any accrued and unpaid interest. The Redemption Amount, plus any accrued and unpaid interest, shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities at the time of each series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company to be maintained by the Trustee for that purpose in the Borough of Manhattan, the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto and by such other documents satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Securities Registrar initially appointed under the Indenture for the Securities is State Street Bank and Trust Company.

          The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $25 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in this Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof.

          This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                    TEN COM      - as tenants in common
                    TEN ENT      - as tenants by the entireties
                    JT TEN       - as joint tenants with right of survivorship
                                   and not as tenants in common

UNIF GIFT MIN ACT -

                              _________________    Custodian
                              _______________

                                       (Cust)
                                       (Minor)

Under Uniform Gifts to Minors Act

____________________________

Additional abbreviations may also be used though not in the above list.

_____________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________
      (Please Print or Typewrite Name and Address of Assignee)

the within instrument of HELLER FINANCIAL, INC. and does hereby irrevocably constitute and appoint
___________________________________________________________________  Attorney to
transfer said instrument on the books of the within-named corporation, with full power of substitution in the premises.

                                       Dated: __________________
                                       ___________________________

Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration by enlargement or any change whatever.